Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the inclusion in this Amendment No.1 to Registration Statement No. 333-237843 on Form F-1 of our report dated April 10, 2020 with respect to the audited consolidated financial statements of Ebang International Holdings Inc. for the years ended December 31, 2019 and 2018.

We also consent to the references to us under the heading “Experts” in such Registration Statement.

/s/ MaloneBailey, LLP
www.malonebailey.com
Houston, Texas
June 17, 2020